EXECUTION VERSION
INCOME TAX RECEIVABLE AGREEMENT
Dated as of September 29, 2021

This INCOME TAX RECEIVABLE AGREEMENT (as amended from time to time, this “Agreement”), dated as of September 29, 2021, is hereby entered into by and among Olaplex Holdings, Inc., a Delaware corporation (the “Corporation”), the persons listed on Annex A hereto (each a “TRA Party” and collectively the “TRA Parties”) and each of the permitted successors and assigns thereto.
RECITALS
WHEREAS, prior to the IPO (as defined below), the TRA Parties transferred 100% of their equity interests in Penelope Group Holdings, L.P., a Delaware limited partnership, and 100% of their equity interests in Penelope Group Holdings GP II, LLC, a Delaware limited liability company, to the Corporation in exchange for capital stock of the Corporation and rights hereunder;
WHEREAS, pursuant to the IPO, the Corporation will become a public company;
WHEREAS, after the IPO, the Corporation and its Subsidiaries (collectively, the “Taxable Entities” and each a “Taxable Entity”) will have the PreIPO Tax Assets;
WHEREAS, the PreIPO Tax Assets and the Imputed Interest may reduce the reported liability for Taxes that the Taxable Entities might otherwise be required to pay;
WHEREAS, the parties to this Agreement desire to make certain arrangements with respect to the effect of the PreIPO Tax Assets and Imputed Interest on the liability for Taxes of the Taxable Entities.
NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS
Section I.01.Definitions. As used in this Agreement, the terms set forth in this Article I shall have the following meanings.
1“Actual Tax Liability” means, with respect to any Taxable Year (or portion thereof), the actual liability of the Taxable Entities for U.S. federal, state and local income Taxes; provided, that, the actual liability for Taxes shall be calculated (i) assuming that Subsequently Acquired TRA Attributes do not exist, (ii) using the Blended Rate, solely for purposes of calculating the state and local Actual Tax Liability of the Taxable Entities, and (iii) assuming, solely for purposes of calculating the liability for U.S. federal income Taxes, in order to prevent double counting, that state and local income and franchise Taxes are not deductible by the Taxable Entities for U.S. federal income Tax purposes.

2“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.
3“Agreed Rate” means LIBOR plus 300 basis points.
4“Agreement” is defined in the preamble of this Agreement.
5“Amended Schedule” is defined in Section 2.03(b) of this Agreement.
6“Applicable Percentage” means, with respect to any TRA Party, the percentage set forth opposite such TRA Party’s name on Annex A, as amended from time to time to reflect any Permitted Assignment.
7“Award Holder” means each Person who holds stock options or restricted stock units of the Corporation (each, a “Stock Award”) issued pursuant to the plans set forth on Exhibit C to this Agreement, including the Persons set forth on Exhibit C to this Agreement.
8“Bankruptcy Code” means Title 11 of the United States Code.
9“Blended Rate” means, with respect to any Taxable Year (or portion thereof), the sum of the apportionmentweighted effective rates of Tax imposed on the aggregate net income of the Taxable Entities in each U.S. state or local jurisdiction in which the Taxable Entities file Tax Returns for such Taxable Year (or portion thereof), with the maximum effective rate in any state or local jurisdiction being equal to the product of (i) the apportionment factor on the income or franchise Tax Return in such jurisdiction for such Taxable Year (or portion thereof) and (ii) the maximum applicable corporate income Tax rate in effect in such jurisdiction in such Taxable Year. As an illustration of the calculation of Blended Rate for a Taxable Year, if the Taxable Entities solely file Tax Returns in State 1 and State 2 in a Taxable Year, the maximum applicable corporate income Tax rates in effect in such states in such Taxable Year are 6.5% and 5.5%, respectively, and the apportionment factors for such states in such Taxable Year are 60% and 40%, respectively, then the Blended Rate for such Taxable Year is equal to 6.10% (i.e., the sum of (a) 6.5% multiplied by 60%, plus (b) 5.5% multiplied by 40%).
10“Board” means the board of directors of the Corporation.
11“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.
12“Change of Control” means the occurrence of any of the following events or series of related events after the date hereof:
(i)a Person, or group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act, or any successor provisions, thereto, is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation’s thenoutstanding voting securities (other a group comprised of the TRA Parties and their Affiliates);

(ii)there is consummated a merger, consolidation or similar business transaction involving the Corporation with any other Person or Persons, and either (x) the Board of the Corporation immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a subsidiary, the ultimate parent thereof, or (y) immediately after the consummation of such transaction, the voting securities of the Corporation immediately prior to such transaction do not continue to represent or are not converted into more than 50% of the combined voting power of the thenoutstanding voting securities of the Person resulting from such transaction or, if the surviving company is a subsidiary, the ultimate parent thereof;
(iii)the shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Corporation of all or substantially all of the Corporation’s assets, other than such sale or other disposition by the Corporation of all or substantially all of the Corporation’s assets to an entity at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such sale;
(iv)the following individuals cease for any reason to constitute a majority of the number of directors of the Board of the Corporation then serving: individuals who were directors of the Corporation on the IPO Date and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election to the Board of the Corporation or nomination for election by the Corporation’s shareholders was approved or recommended by a vote of at least twothirds (2/3) of the directors then still in office who either were directors of the Corporation on the IPO Date or whose appointment, election or nomination for election was previously so approved or recommended by the directors referred to in this clause (iv);
(v)a “change of control” or similar defined term in any agreement governing indebtedness for borrowed money of the Corporation or any of its Subsidiaries with aggregate principal amount or aggregate commitments outstanding in excess of $100,000,000;
(vi)there is consummated a transaction or series of related transactions in which the Corporation, directly or indirectly, sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to another Person other than an Affiliate; or
(vii)there is consummated a sale of securities, merger, consolidation, reorganization, recapitalization or other transaction as a result of which the voting securities of the Corporation cease to be listed on the national securities exchange on which such securities were listed.
13“Code” means the Internal Revenue Code of 1986, as amended.
14“Compensatory Payment” means any payment hereunder made to an Award Holder in respect of any Applicable Percentage attributable to a Stock Award.

15“Compensatory Payment Settlement Date” means the fifth anniversary of the date of this Agreement.
16“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
17“Corporation” is defined in the preamble of this Agreement.
18“Credit Event” means the occurrence of any of the following events:
(i)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (x) liquidation, reorganization or other relief in respect of the Corporation or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any federal, state or nonU.S. bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (y) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Corporation or any of its Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered, which order or decree has not been dismissed or stayed;
(ii)the Corporation or any of its Subsidiaries shall (u) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or nonU.S. bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (v) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) above, (w) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Corporation or any Subsidiary of the Corporation or for a substantial part of its assets, (x) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (y) make a general assignment for the benefit of creditors or (z) take any action for the purpose of effecting any of the foregoing; or
(iii)the Corporation or any of its Subsidiaries engages in any other action or fails to take any action that constitutes an ‘event of default’ (after the expiration of all grace periods and cure rights) under any indebtedness for borrowed money having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $350 million if such event of default (x) entitles the relevant creditors to immediately accelerate such indebtedness and (y) is not waived by the applicable creditors or cured by the Corporation within 30 days of an officer of the Corporation obtaining actual knowledge thereof.
19“Credit Event Acceleration” is defined in Section 4.01(c) of this Agreement.
20“Credit Event Notice” is defined in Section 4.01(c) of this Agreement.
21“Default Rate” means LIBOR plus 500 basis points.

22“Determination” shall (a) have the meaning ascribed to such term in Section 1313(a) of the Code or similar provision of state or local Tax law, as applicable, or (b) mean any other event (including the execution of a Form 870AD) that finally and conclusively establishes the amount of any liability for Tax.
23“Divestiture” means the sale or other divestiture of any Taxable Entity, other than (x) any such sale that is or is part of a Change of Control or (y) a liquidation or merger of a Taxable Entity with and into another Taxable Entity so long as such other Taxable Entity inherits the PreIPO Tax Assets, if any, of such firstmentioned Taxable Entity as of the time of such transaction.
24“Divestiture Acceleration Payment” is defined in Section 4.03(c) of this Agreement.
25“Early Termination Date” means the date of delivery of an Early Termination Notice for purposes of determining the Early Termination Payment or such other date as may be agreed to by the TRA Representative and the Corporation.
26“Early Termination Notice” is defined in Section 4.02 of this Agreement.
27“Early Termination Payment” is defined in Section 4.03(b) of this Agreement.
28“Early Termination Rate” means LIBOR plus 100 basis points.
29“Early Termination Schedule” is defined in Section 4.02 of this Agreement.
30“Exchange Act” means the Securities Exchange Act of 1934, as amended.
31“Expert” is defined in Section 7.08 of this Agreement.
32“Hypothetical Tax Liability” means, with respect to any Taxable Year (or portion thereof), the liability for Taxes of the Taxable Entities, calculated in each case using the same methods, elections, conventions, and practices used on the relevant Tax Return, but (i) calculated without taking into account the PreIPO Tax Assets or the deduction attributable to Imputed Interest, if any, (ii) using the Blended Rate, solely for purposes of calculating the state and local Hypothetical Tax Liability of the Taxable Entities, and (iii) assuming, solely for purposes of calculating the liability for U.S. federal income Taxes, in order to prevent double counting, that state and local income and franchise Taxes are not deductible by the Taxable Entities for U.S. federal income Tax purposes. Furthermore, the Hypothetical Tax Liability shall be calculated assuming that the Subsequently Acquired TRA Attributes do not exist.
33“Imputed Interest” means any interest imputed under Section 1272, 1274 or 483 or other provision of the Code and any similar provision of state and local tax law with respect to the Corporation’s payment obligations under this Agreement.
34“Initial Debt Documents” is defined in Section 5.02 of this Agreement.
35“Interest Amount” is defined in Section 3.01(b) of this Agreement.

36“IPO” means the initial public offering of common stock of the Corporation pursuant to the registration statement on Form S1 (File No. 333259116) of the Corporation.
37“IPO Date” means the closing date of IPO.
38“ITR Payment” means any Tax Benefit Payment, Early Termination Payment, or Divestiture Acceleration Payment required to be made by the Corporation to the TRA Parties under this Agreement.
39“LIBOR” means, during any period, the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Corporation as an authorized information vendor for the purpose of displaying rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market (an “Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such period as the London interbank offered rate for U.S. dollars having a borrowing date and a maturity comparable to such period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any LIBOR Alternate Source, a comparable replacement rate determined by the Corporation at such time, which determination shall be conclusive absent manifest error); provided, that, at no time shall LIBOR be less than 0%.
40“Majority TRA Parties” means the subset of TRA Parties with Applicable Percentages that, when added together, collectively constitute at least 50.1% of the Applicable Percentages corresponding to all TRA Parties in the aggregate.
41“Net Tax Benefit” is defined in Section 3.01(b) of this Agreement.
42“NOLs” means, for applicable Tax purposes, net operating losses, capital losses, interest expense (including business interest subject to limitation under Section 163(j) of the Code), charitable deductions, alternative minimum tax credit carryforwards, any Tax attributes subject to carryforward under Section 381 of the Code, and federal and state tax credits.
43“Objection Notice” is defined in Section 2.03(a) of this Agreement.
44“Payment Date” means any date on which a payment is required to be made pursuant to this Agreement.
45“Permitted Assignee” means any Person who receives rights under this Agreement pursuant to a Permitted Assignment.
46“Permitted Assignment” means any assignment of all or a portion of the rights of a TRA Party in accordance with this Agreement.
47“Permitted Debt Documents” is defined in Section 5.02 of this Agreement.

48“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.
49“PreIPO Tax Assets” means NOLs that have accrued or otherwise relate to taxable periods (or portions thereof) beginning prior to the IPO Date, any U.S. federal income amortization deductions, and the reduction of income and gain, attributable to any Tax basis in any “amortizable section 197 intangibles” (as defined in Code Sections 197(c) and (d)) owned by any of the Taxable Entities on the IPO Date (including, for the avoidance of doubt, any additional tax basis in such assets arising from payments made on or after the IPO Date that are intended to be treated for U.S. federal income tax purposes as adjustments to the purchase price for such assets), and any startup expenditures described in Code Section 195 incurred prior to the IPO Date (and associated amortization deductions), and any carryforwards or carrybacks of any losses arising from the foregoing (and any disallowed interest expense carryforwards under Section 163(j) of the Code); provided, that, in the case of a taxable period of a Taxable Entity beginning on or prior to the date of the IPO and ending after the date of the IPO (a “Straddle Period”), the NOLs included in the calculation of PreIPO Tax Assets of a Taxable Entity for such Straddle Period shall for purposes of this Agreement be calculated based on an interim closing of the books as of the close of the IPO Date (and for such purpose, the taxable period of any partnership or other passthrough entity or any “controlled foreign corporation” within the meaning of Section 957 of the Code in which the Taxable Entity owns a beneficial interest shall be deemed to terminate at such time), except that the amount of exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, with respect to such Straddle Period shall be treated as apportioned on a daily basis; provided, further, PreIPO Tax Assets shall not include NOLs of any corporation or other entity acquired by a Taxable Entity by purchase, merger, or otherwise (in each case, from a Person or Persons other than a Taxable Entity and whether or not such corporation or other entity survives) after the IPO that relate to periods (or portions thereof) ending on or prior to the date of such acquisition. For the avoidance of doubt, “PreIPO Tax Assets” includes amortization and other deductions that arise in a taxable period (or portions thereof) beginning on or after the IPO Date to the extent attributable to “amortizable section 197 intangibles” (including, for the avoidance of doubt, any additional tax basis in such assets arising from payments made on or after the IPO date that are intended to be treated for U.S. federal income tax purposes as adjustments to the purchase price for such assets) that any of the Taxable Entities own as of the IPO Date or to startup expenditures incurred by any of the Taxable Entities prior to the IPO Date.
50“Realized Tax Benefit” means, for a Taxable Year, the excess, if any, of the Hypothetical Tax Liability over the Actual Tax Liability of the Taxable Entities assuming for purposes of calculating any actual liability that the Taxable Entities utilize the PreIPO Tax Assets and any deduction attributable to Imputed Interest to the maximum extent permitted by law as early as may be permitted by applicable law. If all or a portion of the Actual Tax Liability for the Taxable Year arises as a result of an audit or similar proceeding by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit unless and until there has been a Determination.
51“Reconciliation Dispute” is defined in Section 7.08 of this Agreement.

52“Reconciliation Procedures” means those procedures set forth in Section 7.08 of this Agreement.
53“Schedule” means, as applicable, any Tax Benefit Schedule and the Early Termination Schedule.
54“Stock Award” is defined in the definition of “Award Holder”.
55“Straddle Period” is defined in the definition of “PreIPO Tax Assets”.
56“Subsequently Acquired TRA Attributes” means any net operating losses or other tax attributes to which any of the Taxable Entities or any entity in which they hold a direct or indirect equity interest become entitled as a result of a transaction after the IPO Date to the extent such net operating losses and other tax attributes are subject to a tax receivable agreement (or comparable agreement) entered into by any of the Taxable Entities or any of its Affiliates pursuant to which any Taxable Entity is obligated to pay over amounts with respect to tax benefits resulting from such net operating losses or other tax attributes.
57“Subsidiaries” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls more than 50% of the voting power (or other similar interests) or the sole general partner interest or managing member or similar interest of such Person.
58“Tax Benefit Payment” is defined in Section 3.01(b) of this Agreement.
59“Tax Benefit Schedule” is defined in Section 2.02 of this Agreement.
60“Tax Return” means any return, declaration, report or similar statement required to be filed with respect to Taxes (including any attached schedules), including any information return, claim for refund, amended return and declaration of estimated Tax.
61“Taxable Entity” is defined in the recitals of this Agreement.
62“Taxable Entity Return” means the federal income Tax Return of a Taxable Entity filed with respect to a federal Taxable Year and/or state and/or local income (or similar, including franchise, as applicable) Tax Return, as applicable, of the Taxable Entity filed with respect to a Taxable Year ending with or within such federal Taxable Year.
63“Taxable Year” means a taxable year as defined in Section 441(b) of the Code or comparable section of state or local Tax law, as applicable (and, therefore, for the avoidance of doubt, may include a period of less than 12 months for which a Tax Return is made), ending on or after the date hereof.
64“Tax” and “Taxes” means any and all U.S. federal, state and local taxes, assessments or similar charges measured with respect to net income or profits, and any interest, penalties or additions related to such taxes.

65“Taxing Authority” means any domestic, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasigovernmental body exercising any taxing authority or any other authority exercising Tax regulatory authority.
66“TRA Party” and “TRA Parties” are defined in the preamble of this Agreement.
67“TRA Representative” means Penelope Group Holdings GP, LLC or any Person selected by a majority of the TRA Parties pursuant to Section 7.12(a) of this Agreement.
68“Transferred Tax Asset” means, in the event of a Divestiture, the PreIPO Tax Assets attributable to the Taxable Entities that are sold in such Divestiture to the extent such PreIPO Tax Assets are transferred with such Taxable Entities under applicable Tax law (including under Sections 381 and 1502 of the Code and the Treasury Regulations promulgated thereunder, and any corresponding provisions of state and local law) following the Divestiture (disregarding any limitation on the use of such PreIPO Tax Assets as a result of the Divestiture) and do not remain under applicable Tax law with the Corporation or any of its Subsidiaries (other than the Taxable Entities sold in such Divestiture).
69“Valuation Assumptions” means, as of an Early Termination Date, the assumptions that:
(i)in each Taxable Year ending on or after such Early Termination Date (and each prior Taxable Year with respect to which the Tax Benefit Schedule has not become final in accordance with the terms of this Agreement), each Taxable Entity will generate an amount of taxable income sufficient to fully use the PreIPO Tax Assets and deductions or loss carryforwards with respect to any Imputed Interest that are available for use in such year (taking into account the rules and limitations under Section 382 of the Code and the Treasury Regulations promulgated thereunder as well as the rules relating to the treatment of “net unrealized builtin gain” and “net unrealized builtin loss,” applying the principles described in Notice 200365, 20032 C.B. 747, and the “Section 338 approach” to the extent available as of the Early Termination Date; it being understood, for the avoidance of doubt, that any deductions that would have arisen as a result of a portion of a hypothetical Tax Benefit Payment being treated as Imputed Interest pursuant to this Agreement are not subject to such rules and limitations described in Section 382 of the Code and the Treasury Regulations promulgated thereunder or the rules relating to the treatment of “net unrealized builtin gain” and “net unrealized builtin loss” described in Notice 200365, 20032 C.B. 747);
(ii)the utilization of the PreIPO Tax Assets and the deductions or loss carryforwards with respect to any Imputed Interest for such Taxable Year or future Taxable Years, as applicable, will be determined based on the Tax laws in effect on the Early Termination Date;
(iii)the U.S. federal income tax rates that will be in effect for each Taxable Year will be those specified for such Taxable Year by the Code and other law as in effect on the Early Termination Date, except to the extent any change to such tax rates for such Taxable Year have already been enacted into law;

(iv)all taxable income of the Taxable Entities will be subject to the maximum applicable tax rate for U.S. federal income tax purposes throughout the relevant period, and the tax rate for U.S. state and local income taxes shall be the Blended Rate as in effect for the Taxable Year of the Early Termination Date; and
(v)any nonamortizable assets will be disposed of in a fully taxable transaction for an amount sufficient to fully utilize the adjusted basis for such assets, including any adjustments attributable to such assets under Sections 734 and 743 of the Code (and, in each case, the comparable sections of U.S. state and local tax law) on the fifteenth anniversary of the IPO Date; provided, that, in the event of a Change of Control that includes the sale of such asset (or the sale of equity interests in a partnership or disregarded entity for U.S. federal income tax purposes that directly or indirectly owns such asset), such nonamortizable assets shall be disposed of at the time of the direct or indirect sale of the relevant asset in such Change of Control (if earlier than such fifteenth anniversary) for such price.
Section I.02.Terms Generally. In this Agreement, unless otherwise specified or where the context otherwise requires:
(a)the headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement;
(b)words importing any gender shall include other genders;
(c)words importing the singular only shall include the plural and vice versa;
(d)the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”;
(e)the words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement;
(f)references to “Articles,” “Exhibits,” “Sections” or “Schedules” shall be to Articles, Exhibits, Sections or Schedules of or to this Agreement;
(g)references to any Person include the successors and permitted assigns of such Person;
(h)references to any agreement, contract or schedule, unless otherwise stated, are to such agreement, contract or schedule as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; and
(i)the parties hereto have participated collectively in the negotiation and drafting of this Agreement; accordingly, in the event an ambiguity or question of intent or interpretation arises, it is the intention of the parties that this Agreement shall be construed as if drafted collectively by the parties hereto, and that no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

ARTICLE II

DETERMINATION OF REALIZED TAX BENEFIT
Section II.01.PreIPO Tax Assets. The Corporation, on the one hand, and the TRA Parties, on the other hand, acknowledge that the Taxable Entities may utilize the PreIPO Tax Assets to reduce the amount of Taxes that the Taxable Entities would otherwise be required to pay in the future.
Section II.02.Tax Benefit Schedule. Within ninety (90) calendar days after the filing of the U.S. federal income Tax Return of the Corporation for any federal Taxable Year in which there is a Realized Tax Benefit, the Corporation shall provide to the TRA Representative a schedule showing, in reasonable detail, (i) the calculation of the Realized Tax Benefit for such federal Taxable Year, and (ii) the calculation of any payment to be made to the TRA Parties pursuant to Article III with respect to such federal Taxable Year (collectively a “Tax Benefit Schedule”). Concurrently, the Corporation shall also deliver to the TRA Representative all supporting information (including work papers and valuation reports) reasonably necessary to support the calculation of such payment. Each Schedule shall become final as provided in Section 2.03(a) and may be amended as provided in Section 2.03(b) (subject to the procedures set forth in Section 2.03(a)).
Section II.03.Procedures; Amendments.
(a)Procedure. Each time the Corporation delivers to the TRA Representative an applicable Schedule under this Agreement, including any Amended Schedule delivered pursuant to Section 2.03(b), and including any Early Termination Schedule or amended Early Termination Schedule, the Corporation shall also (x) deliver to the TRA Representative the schedules, valuation reports, if any, and work papers, as determined by the Corporation or as reasonably requested by the TRA Representative, providing reasonable detail regarding the preparation of the Schedule (the cost and expense of which shall be paid by the Corporation) and (y) allow the TRA Representative reasonable access at no cost to the appropriate representatives of the Corporation, as determined by the Corporation or as reasonably requested by the TRA Representative, in connection with a review of such Schedule. The applicable Schedule shall become final and binding on all parties unless the TRA Representative, within thirty (30) calendar days after receiving any Schedule or amendment thereto, provides the Corporation with notice of an objection to such Schedule (an “Objection Notice”) made in good faith. A Schedule shall also become final and binding upon the TRA Representative confirming in writing that it shall not provide an Objection Notice with respect to such Schedule. If the parties, for any reason, are unable to successfully resolve the issues raised in any Objection Notice within thirty (30) calendar days of receipt by the Corporation of such Objection Notice, the Corporation and the TRA Representative shall employ the Reconciliation Procedures.
(b)Amended Schedule. The applicable Schedule for any Taxable Year may be amended from time to time by the Corporation (i) in connection with a Determination affecting such Schedule, (ii) to correct inaccuracies in the Schedule identified as a result of the receipt of additional factual information relating to a Taxable Year after the date the Schedule was provided to the TRA Representative, (iii) to comply with the Expert’s determination under the

Reconciliation Procedures, (iv) to reflect a change (relative to the amounts in the original Schedule) in the Realized Tax Benefit for the relevant federal Taxable Year attributable to a carryback or carryforward of a loss or other Tax item to a Taxable Year, or (v) to reflect a change (relative to the amounts in the original Schedule) in the Realized Tax Benefit for the relevant federal Taxable Year attributable to an amended Tax Return filed for a Taxable Year (such Schedule, an “Amended Schedule”); provided, however, that an amendment under clause (i) attributable to an audit of a Tax Return by an applicable Taxing Authority shall not be made on an Amended Schedule unless and until there has been a Determination with respect to such change. The Corporation shall provide any Amended Schedule to the TRA Representative within thirty (30) calendar days of the occurrence of an event referred to in clauses (i) through (v) of the preceding sentence, and any such Amended Schedule shall be subject to approval procedures similar to those described in Section 2.03(a).
(c)Projected Tax Benefit Schedule. At the request of the TRA Representative, the Corporation shall promptly provide a schedule showing in reasonable detail the Corporation’s good faith projections of (i) its taxable income and gain for the current Taxable Year and the succeeding Taxable Years, (ii) the payments to be made to the TRA Representative and its Affiliates pursuant to this Agreement and (iii) such other information reasonably requested by the TRA Representative. Notwithstanding Section 7.11, the TRA Representative may provide such schedule to prospective transferees of its rights pursuant to this Agreement; provided, that, the Corporation may require a prospective transferee to execute a customary nondisclosure agreement prior to receiving such schedule.
ARTICLE III

TAX BENEFIT PAYMENTS
Section III.01.Payments.
(a)Timing of Payments. Within five (5) Business Days of a Tax Benefit Schedule with respect to a federal Taxable Year (for the avoidance of doubt, including, without duplication, any state or local Taxable Year ending with or within such Taxable Year) delivered to the TRA Representative becoming final in accordance with the terms hereof, the Corporation shall pay to each TRA Party for such Taxable Year(s) its share (based on such TRA Party’s Applicable Percentage) of the Tax Benefit Payment for such federal Taxable Year determined pursuant to Section 3.01(b). Each such share of a Tax Benefit Payment shall be made by wire transfer of immediately available funds to a bank account of the applicable TRA Party previously designated by the TRA Party to the Corporation, or as otherwise agreed by the Corporation and the TRA Party. For the avoidance of doubt, no Tax Benefit Payment shall be made in respect of estimated Tax payments, including estimated federal income Tax payments.
(b)A “Tax Benefit Payment” for a federal Taxable Year means an amount, not less than zero, equal to eightyfive percent (85%) of the sum of the Net Tax Benefit (as defined below) for such Taxable Year and the Interest Amount (as defined below) for such Taxable Year. The “Net Tax Benefit” for a federal Taxable Year shall equal: (i) the Taxable Entities’ Realized Tax Benefit, if any, for such Taxable Year plus (ii) the amount of the excess (if any) of the Realized Tax Benefit reflected on an Amended Schedule for a previous federal Taxable Year over the Realized Tax Benefit reflected on the previous Tax Benefit Schedule for such previous Taxable Year, minus (iii) the excess (if any) of the Realized Tax Benefit reflected on a previous Tax Benefit Schedule for a previous federal Taxable Year over the Realized Tax Benefit reflected on an Amended Schedule for such previous Taxable Year; provided, however, that, to the extent the excess amounts described in clauses (ii) and (iii) of this definition were taken into account in determining any Tax Benefit Payment in a preceding federal Taxable Year, such amounts shall not be taken into account in determining a Tax Benefit Payment attributable to any other Taxable Year; provided, further, that the TRA Parties shall not be required to return any portion of any previously made Tax Benefit Payment. The “Interest Amount” for a federal Taxable Year shall equal the interest on any Net Tax Benefit for such Taxable Year calculated at the Agreed Rate from the due date (without extensions) for filing the Corporation’s U.S. federal income Tax Return with respect to Taxes for the Taxable Year for which the Net Tax Benefit is being measured through the applicable Payment Date; provided, that, in the case of a state or local Taxable Year of a Taxable Entity that ends within and not with such federal Taxable Year, the interest on the portion of the Net Tax Benefit attributable to such state or local Taxable Year shall be calculated at the Agreed Rate from the due date (without extensions) for filing the Taxable Entity’s corresponding state or local income Tax Return with respect to Taxes for such state or local Taxable Year through the applicable Payment Date.
Section III.02.No Duplicative Payments. It is intended that the provisions of this Agreement will not result in duplicative payment of any amount (including interest) required under this Agreement, and this Agreement shall be construed and interpreted in accordance with such intention. It is intended that 85% of all Realized Tax Benefits for all Taxable Years (in addition to the Interest Amounts contemplated by this Agreement) be paid by the Corporation (subject to the provisions of Article IV).
Section III.03.Special Rule for Compensatory Payments.
(a)General Rule. Notwithstanding any other provision of this Agreement, no Compensatory Payments shall, except as provided in Section 3.03(b) and Section 3.03(c), be made under this Agreement other than on the Compensatory Payment Settlement Date. On the Compensatory Payment Settlement Date, the Corporation shall pay to each Award Holder an amount equal to the sum of (x) all Compensatory Payments that, but for this Section 3.03, would have been made to such TRA Party prior to the Compensatory Payment Settlement Date, plus interest (at a rate of 120% of the applicable federal longterm rate (as prescribed under Section 1274(d) of the Code)) on each such Compensatory Payment from the date such payment would have been made (absent this Section 3.03) through the Compensatory Payment Settlement Date, (y) an amount equal to the Corporation’s good faith estimate of the present value, discounted at the Early Termination Rate as of the Compensatory Payment Settlement Date, of all Compensatory Payments that would have been made hereunder (absent this Section 3.03) to the applicable TRA Party subsequent to the Compensatory Payment Settlement Date, and (z) the amount set forth in Section 3.03(e). No TRA Party shall have a right to receive any Compensatory Payments (other than the payment contemplated by the preceding sentence) with respect to any ITR Payments made subsequent to the Compensatory Payment Settlement Date.
(b)Change of Control. Notwithstanding any provision of Section 3.03(a), in the event of a Change of Control that constitutes a “change in control event” (within the meaning of

Section 409A of the Code) prior to the Compensatory Payment Settlement Date, the Compensatory Payment Settlement Date shall be deemed to be the date of such Change of Control.
(c)Limited Early Cashout. The Corporation, after obtaining the prior written consent of the TRA Representative, may deem the Compensatory Payment Settlement Date to be a date prior to the fifth anniversary of the date of this Agreement, but only to the extent permitted by Treasury Regulation Section 1.409A3(j)(4).
(d)Special Rules Affect Only Timing. For clarity, for purposes of determining amounts that would be payable pursuant to Article II, this Article III (other than this Section 3.03) and Article IV in respect of portions of the Applicable Percentage attributable to Stock Awards, all determinations shall be made as if all Compensatory Payments that would, absent this Section 3.03, have been made prior to the date of the applicable determination had in fact been made on the dates they would have been made absent this Section 3.03.
(e)Special Forfeiture Rule. In the event that a TRA Party forfeits all or any portion of a Stock Award subsequent to the date that, but for this Section 3.03, a Compensatory Payment in respect of such forfeited Stock Award or portion thereof, as applicable, would have been made to such TRA Party, such Compensatory Payment (and all interest thereon) shall be forfeited concurrently with the forfeiture of the underlying Stock Award and shall not be distributed pursuant to this Section 3.03; provided, that, such forfeited amount (and all interest thereon) shall be paid by the Corporation on the Compensatory Payment Settlement Date to the TRA Parties (excluding, for the avoidance of doubt, the TRA Party that incurred the forfeiture) on a pro rata basis based on each TRA Party’s Attributable Percentage as of the Compensatory Payment Settlement Date.
ARTICLE IV

TERMINATION
Section IV.01.Termination, Early Termination and Breach of Agreement.
(a)The Corporation may terminate this Agreement (other than in respect of Award Holders) by paying each TRA Party its share (based on such TRA Party’s Applicable Percentage) of the Early Termination Payment. Upon payment of the Early Termination Payment by the Corporation to the TRA Parties, no Taxable Entity shall have any further payment obligations under this Agreement, other than any Tax Benefit Payment agreed to by the Corporation and the TRA Representative as due and payable but unpaid as of the Early Termination Date (except to the extent that such amount is included in the Early Termination Payment) other than any Compensatory Payments subsequently due under Section 3.03; and any Tax Benefit Payment due for the Taxable Year ending prior to, with or including such date (except to the extent that such amount is included in the Early Termination Payment).
(b)In the event that the Corporation breaches any of its material obligations under this Agreement, whether as a result of failure to make any payment when due, a failure to honor any other material obligation required hereunder or by operation of law as a result of the rejection of this Agreement in a case commenced under the Bankruptcy Code or otherwise, then all obligations hereunder shall accelerate, and such obligations shall be calculated and finalized pursuant to this Article IV as if an Early Termination Notice had been delivered on the date of such breach and shall include (1) the Early Termination Payment calculated as if an Early Termination Notice had been delivered on the date of such breach; (2) any Tax Benefit Payment agreed to by the Corporation and the TRA Representative as due and payable but as yet unpaid (except to the extent that such amount is included in the Early Termination Payment); and (3) any Tax Benefit Payment due for the Taxable Year ending prior to, with or including such date (except to the extent that such amount is included in the Early Termination Payment). Except as otherwise provided in the last sentence of Section 7.06(a), the TRA Representative is the only person that may assert the Corporation has breached any of its material obligations under this Agreement. Notwithstanding the foregoing, in the event that the Corporation breaches this Agreement, the TRA Representative shall be entitled to elect for the TRA Parties to receive the amounts set forth in (1), (2) and (3) above or to seek specific performance of the terms hereof. The parties agree that the failure to make any payment due pursuant to this Agreement within three months of the date such payment is due shall be deemed to be a breach of a material obligation under this Agreement for all purposes of this Agreement and that it will not be considered to be a breach of a material obligation under this Agreement to make a payment due pursuant to this Agreement within three months of the date such payment is due; provided, that, in the event that payment is not made within three months of the date such payment is due, the TRA Representative shall, prior to claiming a breach by the Corporation pursuant to this Section 4.01(b) for making untimely payments, be required to give written notice to the Corporation that the Corporation has breached its material obligations, and so long as such payment is made within five (5) Business Days of the delivery of such notice to the Corporation, the Corporation shall no longer be deemed to be in breach of its material obligations under this Agreement as a result of such untimely payments. The parties agree that any breach of Section 7.13 of this Agreement by the Corporation (without obtaining the advance written consent of the TRA Representative) shall be deemed to be a breach of a material obligation under this Agreement.
(c)Acceleration Upon a Credit Event. In the event that either party becomes aware that the circumstances described in clause (iii) in the definition of Credit Event exist and are continuing, such party shall provide written notice to the other party (the “Credit Event Notice”). In the event that any such Credit Event is continuing thirty days after delivery of such Credit Event Notice, or upon the occurrence of an event described in clauses (i) and (ii) in the definition of Credit Event, all obligations hereunder shall be accelerated (a “Credit Event Acceleration”) and such obligations shall be calculated as if an Early Termination Notice had been delivered on the date of the Credit Event and shall include, (1) the Early Termination Payment calculated as if an Early Termination Notice had been delivered on the date of the Credit Event; (2) any Tax Benefit Payment agreed to by the Corporation and the TRA Representative as due and payable but unpaid as of such date; and (3) any Tax Benefit Payment due for the Taxable Year ending prior to, with or including such date (except to the extent that such amount is included in the Early Termination Payment).
(d)Change of Control. In the event of a Change of Control, all obligations hereunder shall accelerate, and such obligations shall (except as otherwise provided in this Section 4.01(d)) be calculated and finalized pursuant to this ARTICLE IV as if an Early Termination Notice had been delivered on the date of the Change of Control and shall include (1) the Early Termination Payment calculated as if an Early Termination Notice had been delivered on the effective date of the Change of Control; (2) any Tax Benefit Payment agreed to by the Corporation and the TRA Representative as due and payable but as yet unpaid (except to the extent that such amount is included in the Early Termination Payment) and (3) any Tax Benefit Payment due for the Taxable Year ending prior to, with or including such date (except to the extent that such amount is included in the Early Termination Payment). In the event of a Change of Control, the Early Termination Payment shall be calculated utilizing the Valuation Assumptions, substituting in each case the phrase “closing date of a Change of Control” for the phrase “Early Termination Date.” The Early Termination Payment arising as a result of a Change of Control shall be payable on the date of such Change of Control, and the Corporation shall use all reasonable efforts to provide to the TRA Representative an Early Termination Schedule with respect to an expected Change of Control as far in advance as is reasonably practicable of such Change of Control (but no more than thirty Business Days in advance) so as to enable the calculation of the Early Termination Payment to be finalized prior to the date of the Change of Control. Notwithstanding the foregoing, where the parties anticipate a Change of Control but are not certain of the date on which such Change of Control will occur, the Corporation and the TRA Representative may agree to base the calculations contemplated by this Section 4.01(d) on a date other than the Change of Control.
(e)Divestiture Acceleration Payment. In the event of a Divestiture, the Corporation shall pay to the TRA Parties, in accordance with their Applicable Percentages, the Divestiture Acceleration Payment in respect of such Divestiture, which shall be calculated and finalized pursuant to this ARTICLE IV as if an Early Termination Notice had been delivered on the date of the Divestiture (but solely with respect to the Taxable Entities sold in the Divestiture). In the event of a Divestiture, the Divestiture Acceleration Payment shall be calculated utilizing the Valuation Assumptions, substituting in each case the phrase “closing date of the Divestiture” for the phrase “Early Termination Date.”
Section IV.02.Early Termination Notice. If the Corporation chooses to exercise its right of early termination under Section 4.01 above, the Corporation shall deliver to the TRA Representative notice of such intention to exercise such right (an “Early Termination Notice”) and a schedule (the “Early Termination Schedule”) specifying the Corporation’s intention to exercise such right and showing in reasonable detail the information required pursuant to Section 2.02 and the calculation of the Early Termination Payment. The Early Termination Schedule shall become final and binding on all parties unless the TRA Representative, within thirty (30) calendar days after receiving the Early Termination Schedule, provides the Corporation with an Objection Notice. An Early Termination Schedule will also become final and binding upon the TRA Representative confirming in writing that it will not provide an Objection Notice with respect to such Schedule. If the parties, for any reason, are unable to successfully resolve the issues raised in such Objection Notice within thirty (30) calendar days after receipt by the Corporation of the Objection Notice, the Corporation and the TRA Representative shall employ the Reconciliation Procedures as described in Section 7.08 of this Agreement.
Section IV.03.Payment upon Early Termination.
(a)Within three (3) Business Days after agreement is reached between the TRA Representative and the Corporation concerning the Early Termination Schedule or such Schedule is finalized pursuant to the Reconciliation Procedures, the Corporation shall pay to each TRA

Party its share (based on such TRA Party’s Applicable Percentage) of the Early Termination Payment or Divestiture Acceleration Payment. Such payment shall be made by wire transfer of immediately available funds to a bank account designated by the applicable TRA Parties, or as otherwise agreed by the Corporation and the TRA Party.
(b)The “Early Termination Payment” means, as of the Early Termination Date, the present value, discounted at the Early Termination Rate as of such date, of all Tax Benefit Payments (other than those payable in addition to the Early Termination Payment, where contemplated by Section 4.01) that would be required to be paid by the Corporation beginning from the Early Termination Date, assuming the Valuation Assumptions are applied, all as may be adjusted further in a manner agreed to by the Corporation and the TRA Representative. For purposes of calculating, pursuant to this Section 4.03(b), the present value of all Tax Benefit Payments that would be required to be paid (1) it shall be assumed that, absent the Early Termination Notice, all Tax Benefit Payments would be paid on the due date (without extensions) for filing the Corporation’s U.S. federal income Tax Return with respect to Taxes for each Taxable Year (or the due date (without extensions) for filing the applicable Taxable Entity’s state or local income Tax Returns, to the extent such Tax Benefit Payments are attributable to the portion of the Net Tax Benefit attributable to such corresponding state or local Taxable Year) and (2) any deductions that would have arisen as a result of a portion of any such hypothetical Tax Benefit Payment being treated as Imputed Interest shall be treated as PreIPO Tax Assets available for use in the taxable year in which such Tax Benefit Payment would have been paid based on the application of the provisions of this Section 4.03(b) and the Valuation Assumptions. A simplified example of the calculation of a TRA Party’s Early Termination Payment will be included as Annex B to this Agreement upon the review and approval of such example by the TRA Representative.
(c)The “Divestiture Acceleration Payment” as of the date of any Divestiture means the present value, discounted at the Early Termination Rate as of such date, of the Tax Benefit Payment resulting solely from the Transferred Tax Assets that would be required to be paid by the Corporation beginning from the date of such Divestiture assuming the Valuation Assumptions are applied; provided, that, the Divestiture Acceleration Payment shall be calculated without giving effect to any limitation on the use of the Transferred Tax Assets resulting from the Divestiture, all as may be adjusted further in a manner agreed to by the Corporation and the TRA Representative. For purposes of calculating the present value pursuant to this Section 4.03(c) of all Tax Benefit Payments that would be required to be paid (1) it shall be assumed that absent the Divestiture all Tax Benefit Payments would be paid on the due date (without extensions) for filing the Corporation’s U.S. federal income Tax Return with respect to Taxes for each Taxable Year (or the due date (without extensions) for filing the applicable Taxable Entity’s state or local income Tax Returns, to the extent such Tax Benefit Payments are attributable to the portion of the Net Tax Benefit attributable to such corresponding state or local Taxable Year) and (2) any deductions that would have arisen as a result of a portion of any such hypothetical Tax Benefit Payment being treated as Imputed Interest shall be treated as PreIPO Tax Assets available for use in the taxable year in which such Tax Benefit Payment would have been paid based on the application of the provisions of this Section 4.03(c) and the Valuation Assumptions.

ARTICLE V

LATE PAYMENTS AND COMPLIANCE WITH INDEBTEDNESS
Section V.01.Late Payments by the Corporation. The amount of all or any portion of any ITR Payment not made to the TRA Parties when due under the terms of this Agreement shall be payable together with any interest thereon, computed at the Default Rate and commencing from the date on which such ITR Payment was due and payable.
Section V.02.Compliance with Indebtedness. Notwithstanding anything in this Agreement to the contrary, it shall not be a breach of this Agreement if the Corporation fails to make or cause to be made any Tax Benefit Payment (or portion thereof) when due (other than, for clarity, any Early Termination Payment payable in connection with a Change of Control) to the extent that the Corporation determines in good faith that the Corporation has insufficient funds (after using reasonable best efforts to obtain such funds (including by causing its Subsidiaries to distribute or lend funds and by accessing any revolving credit facilities or other sources of available credit to fund any such amounts), but not taking into account funds of its whollyowned Subsidiaries that are not permitted to be distributed or loaned pursuant to the terms of such agreements or documents and not taking into account funds reasonably reserved for reasonably expected liabilities or expenses) to make such payment; provided, that, the interest provisions of Section 5.01 shall apply to such late payment (unless the Corporation determines in good faith that (x) the Corporation does not have sufficient cash to make such payment as a result of limitations imposed by credit agreements or any other documents evidencing indebtedness to which the Corporation or its whollyowned Subsidiaries is a party, guarantor or otherwise an obligor as of the date of this Agreement (the “Initial Debt Documents”) or any other document evidencing indebtedness to which the Corporation or its whollyowned Subsidiaries becomes a party, guarantor or otherwise an obligor thereafter to the extent the terms of such other documents are not materially more restrictive in respect of the Corporation’s ability to receive from its direct or indirect Subsidiaries funds sufficient to make such payments compared to the terms of the Initial Debt Documents, as determined by the Corporation in good faith (any such document, collectively with the Initial Debt Documents, the “Permitted Debt Documents”), or (y) such payments could (I) be set aside as fraudulent transfers or conveyances or similar actions under fraudulent transfer laws or (II) could cause the Corporation and/or its whollyowned Subsidiaries to be undercapitalized, in which case Section 5.01 shall apply, but the Default Rate shall be replaced by the Agreed Rate); provided, however, that the failure to make any Tax Benefit Payment shall be a material breach of a material obligation under this Agreement upon the oneyear anniversary of the initial due date of such Tax Benefit Payment (i.e., if there was no deferral) and will be treated as if the Corporation elected there to be an Early Termination Notice on such oneyear anniversary.
ARTICLE VI

NO DISPUTES; CONSISTENCY; COOPERATION
Section VI.01.The TRA Representative’s Participation in the Corporation’s Tax Matters. Except as otherwise provided herein, the Corporation shall have full responsibility for, and sole discretion over, all Tax matters concerning the Corporation, including the preparation, filing or amendment of any Tax Return and the defense, contest, or settlement of any issue pertaining to Taxes, subject to a requirement that the Corporation act in good faith in connection with its control of any matter which is reasonably expected to affect any TRA Party’s rights and obligations under this Agreement. Notwithstanding the foregoing, the Corporation shall notify the TRA Representative of, and keep the TRA Representative reasonably informed with respect to, the portion of any audit of the Corporation or other Taxable Entity by a Taxing Authority the outcome of which is reasonably expected to affect any TRA Party’s rights and obligations under this Agreement, and shall give the TRA Representative reasonable opportunity to provide information and participate in the applicable portion of such audit.
Section VI.02.Consistency. The Corporation and the TRA Parties agree to report and cause to be reported for all purposes, including federal, state, and local Tax purposes and financial reporting purposes, except upon a contrary final determination by an applicable Taxing Authority (i) the ITR Payments (other than any Compensatory Payments) as described in Section 351(b) of the Code as partial consideration to the TRA Parties for their transfer of equity interests in Penelope Group Holdings, L.P., to the Corporation, other than amounts required to be treated as Imputed Interest, and (ii) all other Taxrelated items in a manner consistent with that specified by the Corporation in any Schedule or statement required or permitted to be provided by or on behalf of the Corporation under this Agreement and agreed by the TRA Representative.
Section VI.03.Cooperation. Each of the Corporation and the TRA Parties (through the TRA Representative) shall (a) furnish to the other party in a timely manner such information, documents and other materials as the other party may reasonably request for purposes of making or approving any determination or computation necessary or appropriate under this Agreement, preparing any Tax Return or contesting or defending any audit, examination or controversy with any Taxing Authority, (b) make itself available to the other party and its representatives to provide explanations of documents and materials and such other information as the requesting party or its representatives may reasonably request in connection with any of the matters described in clause (a) above, and (c) reasonably cooperate in connection with any such matter, and the Corporation shall reimburse each such TRA Party for any reasonable and documented outofpocket costs and expenses incurred pursuant to this Section 6.03. The Corporation shall not, and shall cause each of its Subsidiaries not to, without the prior written consent of the TRA Representative, take any action that has the principal purpose of avoiding the use of or reducing utilization of the PreIPO Tax Assets available to it.
ARTICLE VII

MISCELLANEOUS
Section VII.01.Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, by electronic mail (delivery receipt requested) or by certified or registered mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be as specified in a notice given in accordance with this Section 7.01). All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the Person to receive such notice:

If to the Corporation, to:
Olaplex Holdings, Inc.
1187 Coast Village Rd., Suite 1520
Santa Barbara, CA 93108
Attention: Tiffany Walden, Chief Operating Officer, Chief Legal Officer and Secretary
Email: tiffany@olaplex.com
with a copy (which shall not constitute notice) to:
Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 021993600
Fax: (617) 2350514
Attention: Craig Marcus
Email: craig.marcus@ropesgray.com
If to the TRA Representative, to:
Penelope Group Holdings GP, LLC
c/o Advent International Corporation
Prudential Tower
800 Boylston Street
Boston, MA 021998069
Attention: Tricia Glynn and James Westra
Email: TGlynn@AdventInternational.com; jwestra@AdventInternational.com with a copy (which shall not constitute notice) to:
Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 021993600
Fax: (617) 2350514
Attention: Craig Marcus
Email: craig.marcus@ropesgray.com
Any party may change its address, fax number or email by giving the other party written notice of its new address, fax number or email in the manner set forth above.
Section VII.02.Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page to this Agreement by facsimile transmission (or similar electronic transmission) shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section VII.03.Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns. Other than as provided in the preceding sentence, nothing in this Agreement, express or implied, is intended to, or shall, confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
Section VII.04.Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
Section VII.05.Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced as a result of any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, in order that the transactions contemplated hereby may be consummated as originally contemplated to the greatest extent possible.
Section VII.06.Successors; Assignment; Amendments; Waivers.
(a)Each TRA Party may freely assign or transfer its rights under this Agreement without the prior written consent of the Corporation to any Person as long as such transferee has executed and delivered, or, in connection with such transfer, executes and delivers, a joinder to this Agreement, in form and substance reasonably satisfactory to the Corporation, agreeing to be bound by all provisions of this Agreement.
(b)The Corporation may not assign any of its rights and obligations under this Agreement without the prior written consent of the TRA Representative.
(c)No provision of this Agreement may be amended unless such amendment is approved in writing by the Corporation and the TRA Representative. No provision of this Agreement may be waived unless such waiver is in writing and signed by the Corporation and the TRA Representative.
(d)All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives, including any Permitted Assignee pursuant to a Permitted Assignment. The Corporation shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.
Section VII.07.Resolution of Disputes.

(a)Other than with respect to any disputes under Section 2.03, Section 4.02, or Section 4.03 (which are to be resolved pursuant to Section 7.08), any and all disputes which cannot be settled amicably between the Corporation and the TRA Representative, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or nonperformance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in accordance with the then existing Rules of Arbitration of the International Chamber of Commerce. The place of arbitration shall be New York, New York. The parties shall jointly select a single arbitrator who shall have the authority to hold hearings and to render a decision in accordance with the then existing Rules of Arbitration of the International Chamber of Commerce. If the Corporation and the TRA Representative fail to agree on the selection of an arbitrator within thirty (30) calendar days of the receipt of the request for arbitration, the arbitrator shall be selected by the International Chamber of Commerce. The arbitrator shall be a lawyer admitted to the practice of law in the State of New York and shall conduct the proceedings in the English language. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Section 1, et seq., and judgment on the award may be entered by any court having jurisdiction thereof. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.
(b)Notwithstanding the provisions of Section 7.07(a), either the Corporation or the TRA Representative may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this Section 7.07(b), the TRA Representative (i) expressly consents to the application of Section 7.07(c) to any such action or proceeding, and (ii) irrevocably appoints the Corporation as its agent for service of process in connection with any such action or proceeding and agrees that service of process upon such agent, who shall promptly advise the TRA Representative of any such service of process, shall be deemed in every respect effective service of process upon such TRA Party in any such action or proceeding.
(i)THE CORPORATION AND EACH TRA PARTY (THROUGH THE TRA REPRESENTATIVE) HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN NEW YORK AND AGREES THAT ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF Section 7.07(b) SHALL BE BROUGHT AND DETERMINED EXCLUSIVELY IN THE SUPREME COURT OF THE STATE OF NEW YORK AND ANY STATE APPELLATE COURT THEREFROM WITHIN THE STATE OF NEW YORK (OR, IF THE SUPREME COURT OF THE STATE OF NEW YORK REFUSES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY STATE OR FEDERAL COURT WITHIN THE STATE OF NEW YORK). The parties acknowledge that the forum designated by this Section 7.07(c) has a reasonable relation to this Agreement and to the parties’ relationship with one another.
(ii)The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in Section 7.07(c)(i) and such parties agree not to plead or claim the same.

(iii)AS A SPECIFICALLY BARGAINED INDUCEMENT FOR EACH OF THE PARTIES TO ENTER INTO THIS AGREEMENT (WITH EACH PARTY HAVING HAD OPPORTUNITY TO CONSULT COUNSEL), EACH OF THE PARTIES EXPRESSLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING UNDER THIS AGREEMENT OR ANY ACTION OR PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR PROCEEDING, AND ANY ACTION OR PROCEEDING UNDER THIS AGREEMENT OR ANY ACTION OR PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
Section VII.08.Reconciliation Procedures. In the event that the Corporation and the TRA Representative are unable to resolve a disagreement with respect to the matters governed by Section 2.03, Section 4.02, or Section 4.03 within the relevant period designated in this Agreement (or the amount of a payment in the case of an early termination, breach of agreement, Change of Control, Credit Event or Divestiture Acceleration Payment to which Section 4.01 applies) (a “Reconciliation Dispute”), the Reconciliation Dispute shall be submitted for determination to a nationally recognized expert in the particular area of disagreement (the “Expert”) mutually acceptable to both parties. The Expert shall be a partner or principal in a nationally recognized accounting firm or a law firm, and the Expert shall not, and the firm that employs the Expert shall not, have any material relationship with the Corporation or any of the TRA Parties or any other actual or potential conflict of interest. If the Reconciliation Dispute is not resolved before any payment that is the subject of the Reconciliation Dispute is due or any Tax Return reflecting the subject of the Reconciliation Dispute is due, such payment shall be made on the date prescribed by this Agreement and such Tax Return may be filed as prepared by the Corporation, subject to adjustment or amendment upon resolution. The costs and expenses relating to the engagement of such Expert or the amendment of any Tax Return shall be borne by the Corporation, except as provided in the next sentence. Each of the Corporation and the TRA Parties shall bear their own costs and expenses of such proceeding. Any dispute as to whether a dispute is a Reconciliation Dispute, within the meaning of this Section 7.08 shall be decided by the Expert. The Expert shall finally determine any Reconciliation Dispute and the determinations of the Expert pursuant to this Section 7.08 shall be binding on the Corporation and the TRA Parties and may be entered and enforced in any court having jurisdiction.
Section VII.09.Withholding. The Corporation shall be entitled to deduct and withhold from any payment payable pursuant to this Agreement such amounts as the Corporation is required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of state or local or foreign Tax law; provided, that, other than with respect to compensatory amounts subject to payroll reporting and withholding, the Corporation (i) gives 10 days advance written notice of its intention to make such withholding to the TRA Representative, (ii) identifies the legal basis requiring such withholding and (iii) gives the TRA Representative an opportunity to establish that such withholding is not legally required. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority by the Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the TRA Parties. The Corporation shall provide evidence of such payments to the TRA Parties (through the TRA Representative) to the extent that such evidence is available.

Section VII.10.Affiliated Corporations; Admission of the Corporation into a Consolidated Group; Transfers of Corporate Assets.
(a)If a Taxable Entity is or becomes a member of an affiliated or consolidated group of corporations that files a consolidated income Tax Return pursuant to Sections 1501 et seq. of the Code (other than if the Taxable Entity becomes a member of such a group as a result of a Change of Control or Divestiture, in which case the provisions of Article IV shall control), or a member of a consolidated, combined or unitary group of any corresponding provisions of state, local or foreign law, then: (i) the provisions of this Agreement shall be applied with respect to the group (or groups, as applicable) as a whole; and (ii) Tax Benefit Payments shall be computed with reference to the consolidated taxable income of the group (or groups, as applicable) as a whole.
(b)If any Person the income of which is included in the income of the Corporation’s affiliated or consolidated group transfers one or more assets to a corporation with which such Person does not file a consolidated Tax Return pursuant to Section 1501 of the Code, for purposes of calculating the amount of any Tax Benefit Payment (e.g., calculating the gross income of the Corporation’s affiliated or consolidated group and determining the Realized Tax Benefit) due hereunder, such Person shall be treated as having disposed of such asset in a fully taxable transaction on the date of such transfer. The consideration deemed to be received by such entity shall be equal to the greater of (i) the tax basis of such transferred assets and (ii) fair market value of the transferred asset, plus (x) the amount of debt to which such asset is subject, in the case of a transfer of an encumbered asset, or (y) without duplication, the amount of debt allocated to such asset, in the case of a transfer of a partnership interest.
Section VII.11.Confidentiality.
(a)Each TRA Party (through the TRA Representative) and each of its assignees acknowledges and agrees that the information of the Corporation is confidential and, except in the course of performing any duties as necessary for the Corporation and its Affiliates, as required by law or legal process or to enforce the terms of this Agreement, shall keep and retain in the strictest confidence and not disclose to any Person all confidential matters, acquired pursuant to this Agreement, of the Corporation or the TRA Parties. This Section 7.11 shall not apply to (i) any information that has been made publicly available by the Corporation or any of its Affiliates, becomes public knowledge (except as a result of an act of a TRA Party or affiliate in violation of this Agreement) or is generally known to the business community, (ii) the disclosure of information to the extent necessary for a TRA Party or the TRA Representative to prosecute or defend claims under this Agreement, or (iii) the disclosure of information to the extent necessary for any TRA Party or affiliate to prepare and file its Tax Returns, to respond to any inquiries regarding the same from any Taxing Authority or to prosecute or defend any action, proceeding or audit by any Taxing Authority with respect to such returns. Notwithstanding anything to the contrary herein, each TRA Party and each assignee (and each employee, representative or other agent of such TRA Party or assignee) may disclose to any and all Persons, without limitation of any kind, the Tax treatment and Tax structure of (w) the Corporation and its Subsidiaries, (x) the transactions entered into in connection with the IPO, (y) this Agreement and (z) any of the transactions of the Corporation and its Subsidiaries, and all

materials of any kind (including opinions or other Tax analyses) that are provided to such TRA Party or assignee relating to such Tax treatment and Tax structure.
(b)If the TRA Representative or any of its assignees commits a breach, or threatens to commit a breach, of any of the provisions of this Section 7.11, the Corporation shall have the right and remedy to have the provisions of this Section 7.11 specifically enforced by injunctive relief or otherwise by any court of competent jurisdiction without the need to post any bond or other security, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to the Corporation or any of its Subsidiaries and the accounts and funds managed by the Corporation, and that money damages alone shall not provide an adequate remedy to such Persons. Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.
Section VII.12.Appointment of TRA Representative.
(a)Appointment. The TRA Representative shall initially be Penelope Group Holdings GP, LLC; and, thereafter, the TRA Representative shall be any such Person that is selected, from time to time, by the Majority TRA Parties. Penelope Group Holdings GP, LLC is, and upon selection by the Majority TRA Parties of a Person to act as the successor TRA Representative pursuant to the immediately preceding sentence, such Person will thereby be, in each case without further action of any of the Corporation, the TRA Representative or any TRA Party, and as partial consideration of the benefits conferred by this Agreement, irrevocably constituted and appointed, with full power of substitution, to act in the name, place and stead of each TRA Party with respect to the taking by the TRA Representative of any and all actions and the making of any decisions required or permitted to be taken by the TRA Representative under this Agreement (and any potential agreement with the Corporation to terminate this Agreement earlier than such time as is provided in Section 4.01; provided, that, any payment made by the Corporation upon such an early termination shall be paid to each TRA Party based on such TRA Party’s Applicable Percentage). The power of attorney granted herein is coupled with an interest and is irrevocable and may be delegated by the TRA Representative. No bond shall be required of the TRA Representative, and the TRA Representative shall receive no compensation for its services.
(b)Expenses. If at any time the TRA Representative shall incur outofpocket expenses in connection with the exercise of its duties hereunder, upon written notice to the Corporation from the TRA Representative of documented costs and expenses (including fees and disbursements of counsel and accountants) incurred by the TRA Representative in connection with the performance of its rights or obligations under this Agreement and the taking of any and all actions in connection therewith, the Corporation shall reduce any future payments (if any) due to the TRA Parties hereunder pro rata (based on their respective Applicable Percentages in the Corporation) by the amount of such expenses which it shall instead remit directly to the TRA Representative. In connection with the performance of its rights and obligations under this Agreement and the taking of any and all actions in connection therewith, the TRA Representative shall not be required to expend any of its own funds (though, for the avoidance of doubt, it may do so at any time and from time to time in its sole discretion).

(c)Limitation on Liability. The TRA Representative shall not be liable to any TRA Party for any act of the TRA Representative arising out of or in connection with the acceptance or administration of its duties under this Agreement, except to the extent any liability, loss, damage, penalty, fine, cost or expense is actually incurred by such TRA Party as a proximate result of the bad faith or willful misconduct of the TRA Representative (it being understood that any act done or omitted pursuant to the advice of legal counsel shall be conclusive evidence of such action or omission being made in good faith and with reasonable judgment). The TRA Representative shall not be liable for, and shall be indemnified by the TRA Parties (on a several but not joint basis) for, any liability, loss, damage, penalty or fine incurred by the TRA Representative (and any cost or expense incurred by the TRA Representative in connection therewith and herewith and not previously reimbursed pursuant to subsection (b) above) arising out of or in connection with the acceptance or administration of its duties under this Agreement, except to the extent that any such liability, loss, damage, penalty, fine, cost or expense is the proximate result of the bad faith or willful misconduct of the TRA Representative (it being understood that any act done or omitted pursuant to the advice of legal counsel shall be conclusive evidence of such action or omission being made in good faith and with reasonable judgment); provided, however, in no event shall any TRA Party be obligated to indemnify the TRA Representative hereunder for any liability, loss, damage, penalty, fine, cost or expense to the extent (and only to the extent) that the aggregate amount of all liabilities, losses, damages, penalties, fines, costs and expenses indemnified by such TRA Party hereunder is or would be in excess of the aggregate payments under this Agreement actually remitted to such TRA Party. Each TRA Party’s receipt of any and all benefits to which such TRA Party is entitled under this Agreement, if any, is conditioned upon and subject to such TRA Party’s acceptance of all obligations, including the obligations of this Section 7.12(c), applicable to such TRA Party under this Agreement.
(d)Actions of the TRA Representative. Any decision, act, consent or instruction of the TRA Representative shall constitute a decision of all TRA Parties and shall be final, binding and conclusive upon each TRA Party, and the Corporation may rely upon any decision, act, consent or instruction of the TRA Representative as being the decision, act, consent or instruction of each TRA Party. The Corporation is hereby relieved from any liability to any Person for any acts done by the Corporation in accordance with any such decision, act, consent or instruction of the TRA Representative.
Section VII.13.Conflicting Agreements. Other than with respect to the Permitted Debt Documents, the Corporation shall not, and shall cause its Subsidiaries not to, enter into any agreement or indenture or any amendment or other modification to any agreement or indenture (including, in each case, in connection with any refinancing) that would, directly or indirectly, restrict or otherwise encumber (or in the case of amendments or other modifications, further restrict or encumber) its ability to make payments under this Agreement in accordance with its terms, including any agreement that would, directly or indirectly, restrict or otherwise encumber (or in the case of amendments or other modifications, further restrict or encumber) the ability of the Corporation’s Subsidiaries to upstream cash (by dividend or loan) to the Corporation to fund amounts payable by the Corporation under this Agreement.
[Signatures pages follow]

IN WITNESS WHEREOF, the Corporation, TRA Representative, and each TRA Party have duly executed this Agreement as of the date first written above.

OLAPLEX HOLDINGS, INC.
By:	/s/ JuE Wong
Name:	JuE Wong
Title:	President and Chief Executive Officer

[Signature Page to Income Tax Receivable Agreement]

IN WITNESS WHEREOF, the Corporation, TRA Representative, and each TRA Party have duly executed this Agreement as of the date first written above.

OLAPLEX HOLDINGS, INC.
By:
Name:
Title:
Penelope Group Holdings GP, LLC, as TRA Representative
By:	Advent International Corporation its Sole Member
By:	/s/ James Westra
Name:	James Westra
Title:	Chief Legal Officer, General Counsel, and Managing Partner

[Signature Page to Income Tax Receivable Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.
LIMITED PARTNERS:

Advent International GPE IX Limited Partnership
Advent International GPE IXB Limited Partnership
Advent International GPE IXC Limited Partnership
Advent International GPE IXF Limited Partnership
Advent International GPE IXG Limited Partnership
Advent International GPE IXH Limited Partnership
Advent International GPE IXI Limited Partnership
By:
GPE IX GP Limited Partnership, General Partner
Advent International GPE IX, LLC, General Partner
Advent International Corporation, Manager
By:	/s/ James Westra
Name:	James Westra
Title:	Chief Legal Officer, General Counsel, and Managing Partner
Advent Partners GPE IX Cayman Limited Partnership
Advent Partners GPE IXA Cayman Limited Partnership
Advent Partners GPE IXB Cayman Limited Partnership
Advent Partners GPE IX Limited Partnership
Advent Partners GPE IXA Limited Partnership
By:
AP GPE IX GP Limited Partnership, General Partner
Advent International GPE IX, LLC, General Partner
Advent International Corporation, Manager
By:	/s/ James Westra
Name:	James Westra
Title:	Chief Legal Officer, General Counsel, and Managing Partner
Advent International GPE IXA SCSP
Advent International GPE IXD SCSP
Advent International GPE IXE SCSP
Advent International GPE IX Strategic Investors SCSP
By:
GPE IX GP S.à.r.l., General Partner
Advent International GPE IX, LLC, Manager		By:
		Name:	Justin Nuccio
		Title:	Manager
Advent International Corporation, Manager
[Signature Page to Income Tax Receivable Agreement]

By:	/s/ James Westra
Name:	James Westra
Title:	Chief Legal Officer, General Counsel, and Managing Partner
IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.
LIMITED PARTNERS:

Advent International GPE IX Limited Partnership
Advent International GPE IXB Limited Partnership
Advent International GPE IXC Limited Partnership
Advent International GPE IXF Limited Partnership
Advent International GPE IXG Limited Partnership
Advent International GPE IXH Limited Partnership
Advent International GPE IXI Limited Partnership
By:
GPE IX GP Limited Partnership, General Partner
Advent International GPE IX, LLC, General Partner
Advent International Corporation, Manager
By:
Name:	James Westra
Title:	Chief Legal Officer, General Counsel, and Managing Partner
Advent Partners GPE IX Cayman Limited Partnership
Advent Partners GPE IXA Cayman Limited Partnership
Advent Partners GPE IXB Cayman Limited Partnership
Advent Partners GPE IX Limited Partnership
Advent Partners GPE IXA Limited Partnership
By:
AP GPE IX GP Limited Partnership, General Partner
Advent International GPE IX, LLC, General Partner
Advent International Corporation, Manager
By:
Name:	James Westra
Title:	Chief Legal Officer, General Counsel, and Managing Partner
Advent International GPE IXA SCSP
Advent International GPE IXD SCSP
Advent International GPE IXE SCSP
Advent International GPE IX Strategic Investors SCSP
By:
[Signature Page to Income Tax Receivable Agreement]

GPE IX GP S.à.r.l., General Partner
Advent International GPE IX, LLC, Manager	By:	/s/ Justin Nuccio
	Name:	Justin Nuccio
	Title:	Manager
Advent International Corporation, Manager
By:
	Name:	James Westra
	Title:	Chief Legal Officer, General Counsel, and Managing Partner
[Signature Page to Income Tax Receivable Agreement]

IN WITNESS WHEREOF, the Corporation, TRA Representative, and each TRA Party have duly executed this Agreement as of the date first written above.

LIMITED PARTNERS:
MOUSSERENA, L.P.
By:	Serena Limited, its General Partner
By:	/s/ Charles Heilbronn
Name:	Charles Heilbronn
Title:	Director

[Signature Page to Income Tax Receivable Agreement]

IN WITNESS WHEREOF, the Corporation, TRA Representative, and each TRA Party have duly executed this Agreement as of the date first written above.

LIMITED PARTNERS:
ANTHOS CAPITAL IV, L.P.
By:	Anthos Associates IV, L.P., its General Partner
By:	Anthos Associates GP IV, LLC, its General Partner
By:	/s/ Paul Farr
Name:	Paul Farr
Title:	Manager
ANTHOS TRIBE, L.P.
By:	Anthos Tribe GP, LLC, its General Partner
By:	/s/ Paul Farr
Name:	Paul Farr
Title:	Manager

[Signature Page to Income Tax Receivable Agreement]

IN WITNESS WHEREOF, the Corporation, TRA Representative, and each TRA Party have duly executed this Agreement as of the date first written above.

LIMITED PARTNERS:
/s/ Tiffany Walden
Name:	Tiffany Walden

[Signature Page to Income Tax Receivable Agreement]

IN WITNESS WHEREOF, the Corporation, TRA Representative, and each TRA Party have duly executed this Agreement as of the date first written above.

LIMITED PARTNERS:
/s/ JuE Wong
Name:	JuE Wong

[Signature Page to Income Tax Receivable Agreement]

IN WITNESS WHEREOF, the Corporation, TRA Representative, and each TRA Party have duly executed this Agreement as of the date first written above.

By:	/s/ Paula Zusi
Name: Paula Zusi

[Signature Page to Income Tax Receivable Agreement]

IN WITNESS WHEREOF, the Corporation, TRA Representative, and each TRA Party have duly executed this Agreement as of the date first written above.

LIMITED PARTNERS:
ODYS SPRL
By:	/s/ Isabelle Parize
Name:	Isabelle Parize
Title:	Partner

[Signature Page to Income Tax Receivable Agreement]

IN WITNESS WHEREOF, the Corporation, TRA Representative, and each TRA Party have duly executed this Agreement as of the date first written above.

LIMITED PARTNERS:
/s/ Ali Kole
Name:	Ali Kole

[Signature Page to Income Tax Receivable Agreement]

IN WITNESS WHEREOF, the Corporation, TRA Representative, and each TRA Party have duly executed this Agreement as of the date first written above.

LIMITED PARTNERS:
/s/ Elizabeth Lempres
Name:	Elizabeth Lempres

[Signature Page to Income Tax Receivable Agreement]

IN WITNESS WHEREOF, the Corporation, TRA Representative, and each TRA Party have duly executed this Agreement as of the date first written above.

LIMITED PARTNERS:
By:	/s/ Janet Gurwitch
Name:	Janet Gurwitch

[Signature Page to Income Tax Receivable Agreement]

IN WITNESS WHEREOF, the Corporation, TRA Representative, and each TRA Party have duly executed this Agreement as of the date first written above.

By:	/s/ Christine Dagousset
Name:	Christine Dagousset

[Signature Page to Income Tax Receivable Agreement]

IN WITNESS WHEREOF, the Corporation, TRA Representative, and each TRA Party have duly executed this Agreement as of the date first written above.

By:	/s/ Heather Harper
Name:	Heather Harper

[Signature Page to Income Tax Receivable Agreement]

IN WITNESS WHEREOF, the Corporation, TRA Representative, and each TRA Party have duly executed this Agreement as of the date first written above.

By:	/s/ Tracey Cunningham
Name:	Tracey Cunningham

[Signature Page to Income Tax Receivable Agreement]

IN WITNESS WHEREOF, the Corporation, TRA Representative, and each TRA Party have duly executed this Agreement as of the date first written above.

By:	/s/ Deirdre Findlay
Name:	Deirdre Findlay

[Signature Page to Income Tax Receivable Agreement]

Annex A
List of TRA Parties (and Applicable Percentages)